                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                            [AMENDMENT NO. _________]


Filed by the registrant  /X/
Filed by a party other than the registrant  / /


Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           DURA PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)

      Mitchell R. Woodbury, Sr. Vice President General Counsel & Secretary
         DURA PHARMACEUTICALS, INC. 7475 LUSK BLVD., SAN DIEGO, CA 92121 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______
     (2) Aggregate number of securities to which transactions applies:_________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):________
     (4) Proposed maximum aggregate value of transactions:_____________________
     (5) Total fee paid:_______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:  _____________________________________________
     (2) Form, schedule or registration statement no.:_________________________
     (3) Filing party:  _______________________________________________________
     (4) Date filed:  _________________________________________________________

                                     [LOGO]





                           DURA PHARMACEUTICALS, INC.
                                 7475 LUSK BLVD.
                           SAN DIEGO, CALIFORNIA 92121


                                 April 16, 1999



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Dura Pharmaceuticals, Inc., which will be held at the offices of the Company at 7475 Lusk Blvd., San Diego, California, on Thursday, May 20, 1999 at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope, or vote by telephone or using the internet, where available. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                Sincerely,


                                /s/ CAM L. GARNER

                                CAM L. GARNER
                                CHAIRMAN AND CHIEF EXECUTIVE OFFICER



--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States. If your shares are held through your broker, you may be able to vote by telephone or using the internet; see the voting instructions included with your proxy card. If you vote by telephone or using the internet, you do not need to return your proxy card.
--------------------------------------------------------------------------------

                                     [LOGO]





                           DURA PHARMACEUTICALS, INC.
                                 7475 LUSK BLVD.
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999

     The Annual Meeting (the "Annual Meeting") of Stockholders of Dura Pharmaceuticals, Inc. (the "Company") will be held at the offices of the Company, 7475 Lusk Blvd., San Diego, California, on Thursday, May 20, 1999 at 10:00 a.m., for the following purposes:

     1. To elect three (3) directors to serve two-year terms to expire at the Annual Meeting of Stockholders in 2001.

     2. To approve an amendment to the 1992 Stock Option Plan (the "Option Plan") to increase the authorized number of shares of Common Stock available for issuance under the Option Plan and to adjust the automatic grant provisions of the Option Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     4. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on March 22, 1999 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If your shares are held through your broker, you may be able to vote by telephone or using the internet; see the voting instructions included with your proxy card. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                            By Order of the Board of Directors

                            /s/ MITCHELL R. WOODBURY


Dated:  April 16, 1999      MITCHELL R. WOODBURY
                            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                           DURA PHARMACEUTICALS, INC.
                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999




     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on May 20, 1999 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders of record beginning on approximately April 16, 1999. A stockholder may vote in person, by mail, or through the valid appointment of a proxy. In addition, telephone or internet voting may be available depending on the voting process of each bank or broker, and if applicable, instructions for voting are enclosed with the proxy card.

     The mailing address of the principal executive office of the Company is 7475 Lusk Blvd., San Diego, California 92121.


                             PURPOSE OF THE MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

     Any stockholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone, telegram, electronic mail or facsimile. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies, for which they will be paid a fee of approximately $9,000, plus reasonable expenses incurred.

     The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 22, 1999 (the "Record Date"). At the close of business on the Record Date, the Company had 44,103,633 issued and outstanding shares of common stock, $.001 par value per share (the "Common Stock"). There were no outstanding shares of preferred stock, $.001 par value per share. Each stockholder is entitled to one vote on matters brought before the Annual Meeting for each share of Common Stock held by the stockholder at the Record Date. Cumulative voting is not permitted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. ChaseMellon Shareholder Services, LLC, the Company's transfer agent, will tabulate the votes.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of eight members. The Company's Certificate of Incorporation divides the Board into two classes of directors serving staggered two-year terms, with one class of directors to be elected at each annual meeting of stockholders. All of the nominees are now serving as directors of the Company. Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of Messrs. Conrad and Ramseier and Dr. Smith, who have each agreed to stand for election to hold office for a term of two years, expiring at the Annual Meeting of Stockholders in 2001, or until a successor is elected and has qualified. The three candidates receiving the highest number of affirmative votes by holders of Common Stock represented and voting at the Annual Meeting will be elected directors of the Company.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election.

                  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY
                RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

NOMINEES FOR ELECTION TO TERMS WHICH EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001

     HERBERT J. CONRAD, 66, served as President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche Inc. ("Roche") from 1982 until his retirement in 1993. Mr. Conrad joined Roche in 1960 and held various positions, including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad was first elected director of the Company in 1994 and currently serves as a member of the Company's Compensation Committee. Mr. Conrad is a director of Gensia Sicor Inc. ("Gensia"), a biopharmaceutical company, Biotechnology General Corp., a biotechnology company, and UroCor, Inc., a urological diagnostics and therapeutics company.

     GORDON V. RAMSEIER, 54, has been Executive Director of a private consulting company, The Sage Group, since 1995. The Sage Group provides consulting services to companies in the health care field. Mr. Ramseier has operated a private consulting company since 1994, and also performed such consulting work from 1990 to 1992. Mr. Ramseier served as President and Chief Executive Officer of Onco Therapeutics, Inc. from 1992 until 1994. From 1986 to 1990, Mr. Ramseier served as President and Chief Executive Officer of the Company. Mr. Ramseier was first elected director of the Company in 1986 and currently serves as a member of the Company's Audit Committee.

     CHARLES G. SMITH, PH.D., 71, has operated a private consulting company since 1986 and is currently a consultant for several health care companies. Prior to his consulting work, Dr. Smith served with Revlon Health Care Group as Vice President of Research and Development from 1975 to 1986. Dr. Smith was first elected director of the Company in 1988 and also serves as a consultant to the Company.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000

     JAMES C. BLAIR, PH.D., 59, has served as a managing member of Domain Associates, LLC, a venture capital management company, since 1985. Dr. Blair was first elected director of the Company in 1986 and currently serves as a member of the Company's Compensation, Audit, and Nominating Committees. Dr. Blair is currently a director of Amylin Pharmaceuticals, Inc. ("Amylin"), Aurora Biosciences Corp., CoCensys, Inc., Trega Biosciences, Inc. ("Trega"), all biopharmaceutical companies, and Vista Medical Technologies, Inc., a medical device company.

     JOSEPH C. COOK, JR., 57, has been Chairman and Chief Executive Officer of Amylin since 1998. Mr. Cook is a founder and Chairman of Microbia, Inc. He is also a founder of Clinical Products, Ltd., Life Science Advisors, LLC, Cambrian Associates, LLC and Mountain Ventures, Inc. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly and Company ("Lilly") in 1993. During his 28 years with Lilly, Mr. Cook was Vice President of Sales and Marketing, Chief Financial Officer for Elanco Products Company, and General Manager of a worldwide business unit of Lilly. Mr. Cook joined the Company's Board of Directors in 1995 and currently serves as a member of both the Company's Audit and Nominating Committees. He is currently a director of both Amylin and NABI, Inc., a biopharmaceutical company.

     CAM L. GARNER, 50, joined the Company in 1989 as Executive Vice President of the Company (formerly Immunetech Pharmaceuticals), President of the Company's former subsidiary and a director. He was named Chairman of the Board in 1995, has served as Chief Executive Officer of the Company since 1990 and served as President from 1990 to 1998. Prior to joining the Company, Mr. Garner served as President of Syntro Corporation, a biotechnology company, from 1987 to 1989. Mr. Garner is currently a director of Safeskin Corporation, a manufacturer of medical supplies, Spiros Development Corporation II, Inc. ("Spiros Corp. II"), a developer of pulmonary drug delivery systems, CardioDynamics International Corporation, a manufacturer of medical devices, and Nanogen, Inc., a biotechnology company.

     DAVID F. HALE, 50, has served as President and Chief Executive Officer of Women First HealthCare, Inc. since 1998 and is currently a director. Mr. Hale was first elected director of the Company in 1986 and currently serves as a member of the Company's Compensation Committee. He served as President and Chief Executive Officer of Gensia from 1987 until 1997 and as Chairman from 1991 to 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated ("Hybritech"), a biotechnology company which was acquired by Lilly in 1986. Mr. Hale is currently a director of Collateral Therapeutics, Inc., a cardiovascular gene therapy company.

     DAVID S. KABAKOFF, PH.D., 51, joined the Company in 1996 as Executive Vice President and as a director and was named President, Dura Technologies in 1998. Dr. Kabakoff has served as Chairman, Chief Executive Officer and President of Spiros Corp. II since 1997. He served as Chief Executive Officer and President of Spiros Development Corporation ("Spiros Corp.") from 1996 to 1997, prior to the Company's exercise of its purchase option to acquire all of the outstanding stock of Spiros Corp. From 1989 to 1996, he was employed by Corvas International, Inc., a biopharmaceutical company, and served in a number of capacities during that time period, including Chief Executive Officer, President, Chief Operating Officer and Chairman of the Board. From 1983 to 1989, Dr. Kabakoff was employed by Hybritech, most recently as Senior Vice President of Research and Development-Diagnostics. Dr. Kabakoff currently serves as a director of Spiros Corp. II.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met a total of ten times and took action by unanimous written consent a total of eight times during the fiscal year ended December 31, 1998. Each director attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

     The Company has a standing Compensation Committee currently composed of three non-employee directors: Dr. Blair, Mr. Conrad and Mr. Hale. The Compensation Committee met once and took action by unanimous written consent a total of four times in fiscal 1998. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee currently composed of the following three non-employee directors: Dr. Blair, Mr. Cook and Mr. Ramseier. During fiscal 1998, the Audit Committee met twice. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and maintaining effective communication with those auditors. The Company also has a standing Nominating Committee currently composed of the following two non-employee directors: Dr. Blair and Mr. Cook. The Nominating Committee did not meet during fiscal 1998 as all such matters were considered at meetings of the full Board of Directors. The Nominating Committee recommends qualified candidates to the Board for election as directors of the Company and will consider nominees recommended by stockholders. Such recommendations should be submitted to the Secretary of the Company.

                                   PROPOSAL 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                             1992 STOCK OPTION PLAN

GENERAL

     The stockholders are being asked to approve the following amendments to the Company's 1992 Stock Option Plan (the "Option Plan"), which were approved by the Company's Board of Directors on March 3, 1999, subject to stockholder approval. The amendments will effect the following changes: (i) increase the number of shares of Common Stock available for issuance under the Option Plan by an additional 1,500,000, (ii) decrease the number of shares of Common Stock subject to the automatic option grants made to newly-elected or newly-appointed non-employee Board members under the Automatic Option Grant Program from 30,000 shares to 15,000 shares effective May 20, 1999, (iii) decrease the number of shares of Common Stock subject to the automatic option grants made to continuing non-employee Board members under the Automatic Option Grant Program from 8,000 to 6,000 shares per year effective with the 2000 Annual Meeting, and (iv) effect a one-time automatic option grant for 15,000 shares on May 20, 1999 to each individual serving as a non-employee Board member on that date, with such grant to be in substitution for the 8,000-share option grant which would otherwise be made at the Annual Meeting.

     Prior to the amendment, 8,607,360 shares were available for issuance under the Option Plan. The amendment as it relates to the increase in the number of shares available for issuance was adopted by the Board principally as the result of the significant growth in the number of employees in the Company in 1998, and with the expectation that the Company will, in order to achieve its objectives, need to continue to attract, retain and motivate high caliber employees. It is the intention of the Board of Directors that every employee of the Company be granted stock options in order to motivate employees to build stockholder value and to align the interests of the employees with those of the Company's stockholders. In fiscal 1998, the number of employees of the Company increased from 644 to 942. In 1999 alone, the Company expects to add approximately 246 employees, including approximately 160 employees in its Acute Care unit in support of products acquired in December 1998, together with additional products which may be acquired in the hospital market segment. The amendment as it relates to the adjustment of automatic option grants for the non-employee directors was adopted in anticipation of certain changes in the compensation paid to the Company's Board of Directors.

SUMMARY OF  STOCK OPTION PLAN

     The following is a summary of all material terms and provisions of the Option Plan, assuming the amendment discussed above is approved. The summary, however, is not intended to be a complete description of all of the provisions of the Option Plan. Copies of the actual Option Plan documents may be obtained by any stockholder upon written request to the Secretary of the Company at the Company's headquarters in San Diego, California.

     PLAN STRUCTURE. The Plan is divided into two separate components:

          OPTION GRANT PROGRAM. Officers, employees, non-employee Board members and independent consultants may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price based on the fair market value of the option shares on the grant date. One or more granted options may also include stock appreciation rights which will allow the holders to surrender those options for payments from the Company based on the appreciation in the market value of the Common Stock over the period the options are outstanding.

          AUTOMATIC OPTION GRANT PROGRAM. Eligible non-employee Board members will automatically receive option grants under the program to purchase shares of Common Stock at designated intervals over their period of Board service.

     OPTION PLAN ADMINISTRATION. The Option Plan is administered by a committee or committees (the "Committee") appointed by the Board from among its members (the "Option Plan Administrator"). Administration of the Option Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will comply with the applicable requirements of Rule 16b-3. The Option Plan Administrator is generally authorized to construe and interpret the Option Plan, to establish appropriate rules and regulations, to select key employees, consultants and independent contractors of the Company and its subsidiaries for participation, and to specify the terms of the options granted under the Option Plan. Members of the Committee may be removed by the Board. The Company will pay all costs of administration of the Option Plan. The cash proceeds received by the Company from the issuance of shares pursuant to the Option Plan will be used for general corporate purposes.

     SHARE RESERVE. The maximum number of shares available for issuance over the term of the Option Plan may not exceed 10,107,360 shares of Common Stock, including the 1,500,000-share increase for which stockholder approval is being sought as a part of Proposal 2.

     Should any option under the Option Plan expire or terminate for any reason prior to exercise or surrender in full (including any option incorporated into the Option Plan from the Company's prior stock option plans), the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered or cancelled in accordance with the option surrender or cash-out provisions of the Option Plan will NOT be available for subsequent grants.

     ADJUSTMENTS IN CAPITALIZATION. If any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option under the Option Plan, (iii) the maximum number and/or class of securities for which any one participant may be granted stock options and separately exercisable stock appreciation rights in any fiscal year or over the term of the Option Plan, (iv) the number and/or class of securities for which option grants are to be made to newly-elected or continuing non-employee Board members under the Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Option Plan from any predecessor plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

     ELIGIBILITY. The persons eligible to receive discretionary stock options include all employees of the Company or its subsidiaries, non-employee members of the Board or the board of directors of any subsidiary, and consultants and other independent advisors who provide services to the Company or its subsidiary. Only non-employee members of the Board will be eligible to receive automatic option grants. As of March 31, 1999, six non-employee Board members, eight executive officers, and approximately 928 other employees were eligible to participate in the Option Plan, and the six non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

     VALUATION. For purposes of establishing the option exercise price and for other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 1999, the closing selling price of the Company's Common Stock was $14.125 per share.

     PER-EMPLOYEE LIMITATION. Options for not more than 1,500,000 shares may be granted to any one optionee over the lifetime of the Option Plan and no more than 400,000 shares may be granted to any one optionee in any fiscal year. Stockholder approval of this Proposal will constitute re-approval of these limitations.

     REPURCHASE RIGHTS. The Committee may include as an option term that the Company (or its assigns) will have the right, exercisable on the optionee's separation from service, to repurchase Common Stock acquired by the optionee upon the exercise of an option. The Committee may also provide for the automatic termination of such a repurchase right.

     GRANTS. Under the general terms of the Option Plan, the Committee may grant either an incentive stock option ("ISO"), which satisfies the requirements of Section 422 of the IRS Code of 1986, as amended (the "IRS Code"), or a non-qualified option ("NQO"), which is not intended to satisfy the requirements of Section 422 of the IRS Code. The Committee may also determine the number of shares of Common Stock issuable under an option as well as the exercise date, the exercise price, and the exercise period of an option. The duration of an option may not exceed ten years, and the exercise price for options may not be less than the fair market value (as defined in the Option Plan) of the Common Stock on the date of grant of the option, provided that the Option Plan Administrator may fix the exercise price at less than 100% of the fair market value to the extent that the optionee has made a payment to the Company at the time of the grant of the option (including by means of a salary reduction agreement) equal to the amount by which the fair market value exceeds the exercise price.

     Upon exercise, the price of an option is generally payable in full in cash. In the Committee's discretion, the purchase price may be paid: (i) in shares of the Company's Common Stock ("Previously Owned Shares") held for such period of time as may be required in order to avoid a charge to the Company's earnings; (ii) by means of a same-day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, funds to cover the option price plus all applicable withholding taxes; or (iii) by means of a promissory note. The Committee may also permit an optionee to elect to have any withholding tax obligation paid through withholding of shares or by delivery of Previously Owned Shares. In order to assist an optionee (other than the recipient of an Automatic Grant, as hereinafter defined) in the acquisition of Common Stock pursuant to an option, the Committee may also authorize the Company to extend secured or unsecured credit, in an amount sufficient to cover the exercise price and any employment tax liability incurred upon exercise of the option, to an optionee who is also an employee.

     During the lifetime of an optionee, an ISO is exercisable only by the optionee and is not assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, an NQO may be assigned in whole or in part during the optionee's lifetime. The terms applicable to the assigned portion are the same as those in effect for the option immediately prior to such assignment.

     AUTOMATIC GRANTS. Each person who is newly elected or appointed as a non-employee director after May 20, 1999 will receive, on the date of such election or appointment, an NQO for 15,000 shares of Common Stock. On the date of each Annual Stockholders' Meeting, beginning with the 2000 Annual Meeting, each person who (i) (A) is a continuing non-employee director or (B) is re-elected at the Annual Meeting and (ii) has served as a non-employee director for the immediately preceding 180 days, will receive an NQO for 6,000 shares of Common Stock. In addition, each individual serving as a non-employee director on May 20, 1999 will receive a one-time NQO for 15,000 shares of Common Stock on that date. Collectively, such grants will be referred to herein as "Automatic Grants." Stockholder approval of this Proposal will also constitute pre-approval of each Automatic Grant made on or after the date of the 1999 Annual Meeting and the subsequent exercise of that grant in accordance with the terms summarized below.

     The exercise price of each Automatic Grant will be equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of an Automatic Grant will be payable in cash or in Common Stock held for such period of time as may be required to avoid a charge to the Company's earnings or by means of a same day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the Automatic Grant and pays over to the Company, out of the sales proceeds available on the settlement date, funds to cover the option price plus all applicable withholding taxes. The term of the Automatic Grant will be ten years. The Automatic Grant will become fully exercisable one year after the grant date (or immediately upon a Corporate Transaction as described below). Finally, the Automatic Grant will be granted in tandem with a limited stock appreciation right as described below. Options granted under the Automatic Grant program will expire if not exercised within six months after the optionee ceases to serve as a director or within twelve months after the optionee ceases to serve as a director due to the optionee's death.

     ACCELERATION OF OPTIONS. In the event of any of the following transactions to which the Company is a party (a "Corporate Transaction"):

     (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state of the Company's incorporation),

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company,

     (iii) a reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than 50% of the combined voting power of the Company's outstanding securities (as determined immediately prior to such merger) transfer their ownership of those securities to a person or persons not otherwise part of the transferor group, or

     (iv) a tender or exchange offer made directly to the Company's stockholders in which any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each outstanding option will automatically vest and become exercisable for all of the option shares and may be exercised for any or all of such shares. The Company's outstanding repurchase rights under the Option Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     TERMINATION OF SERVICE. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

     CANCELLATION/REGRANT PROGRAM. The Plan Administrator will have the authority to effect the cancellation of outstanding options which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of the Common Stock at the time of the new grant. Automatic Grants are not subject to the cancellation and regrant provisions.

     STOCK APPRECIATION RIGHTS. The Option Plan includes a stock appreciation rights program, pursuant to which one or more optionees may, subject to Committee approval, surrender their outstanding options in return for a payment from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock subject to the surrendered option over (ii) the aggregate option price payable for such shares. The payment may, at the discretion of the Committee, be made either in cash or in shares of Common Stock.

     One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, in the Committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options. In addition, all Automatic Grants will be made in tandem with the grant of a limited stock appreciation right. Any option with such a limited stock appreciation right in effect for at least six months will automatically be cancelled upon the occurrence of a Hostile Takeover (as defined below), and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

     For purposes of these option cancellation provisions, the following definitions are in effect under the Option Plan:

          A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Option Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders accept.

          The Takeover Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an ISO, the Takeover Price shall not exceed the clause (a) price per share.

     AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may amend, suspend or discontinue the Option Plan at any time. Stockholder approval of amendments to the Option Plan will be required when the amendments are made conditional on such approval by the Board or when such approval is required by law or regulation. Generally, the provisions of the Option Plan concerning Automatic Grants may only be amended once every six months. The Option Plan will terminate December 8, 2002 unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the Plan may be either ISOs which satisfy the requirements of Section 422 of the IRS Code or NQOs which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differ as follows:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of an NQO. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the IRS Code apply to the acquisition of shares under an NQO if the purchased shares are subject to repurchase by the Company or other substantial risk of forfeiture. These special provisions may be summarized as follows:

          If the shares acquired upon exercise of the NQO are subject to repurchase by the Company, at the original exercise price paid per share, in the event the optionee's service terminates prior to vesting in the shares, then the optionee will not recognize any taxable income at the time of exercise. The optionee will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the difference between the fair market value of the shares on the date the repurchase right lapses and the option exercise price paid for those shares.

          The optionee may, however, elect under Section 83(b) of the IRS Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) and the option exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the NQO. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of ISO shares or exercises of NQOs granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of IRS Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     PARACHUTE PAYMENT. If the exercisability of an option is accelerated as a result of a change of control of the Company, all or a portion of the value of the option at that time may be a "parachute" payment for purposes of the IRS Code's "excess parachute" provisions. Those provisions generally provide that if "parachute" payments exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the "parachute" payments in excess of such average compensation.

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices not less than the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     The Financial Accounting Standards Board recently announced its intention to issue an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members or independent consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

OUTSTANDING OPTION GRANTS UNDER THE OPTION PLAN

     The following table shows, as to the Company's Chairman and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and as to the various indicated groups, information with respect to stock options granted from inception of the Option Plan on December 9, 1992 through February 28, 1999.

                      OPTIONS GRANTED UNDER THE OPTION PLAN
                      -------------------------------------

                                                                         For the Period 12-9-92 Through 2-28-99
                                                               -----------------------------------------------------------

                                                                                        Net Number
                                                                                        of Options      Weighted Average
                                                                  Total Number          Held After       Exercise Price
                                                                   of Options         Cancellations/        for Total
         Name or Group                                               Granted             Regrants        Options Granted
         -------------                                               -------             --------        ---------------
         Cam L. Garner                                              1,570,980           1,133,705            $13.55
         Director, Chairman and Chief Executive Officer

         David S. Kabakoff                                            573,077             263,077            $22.24
         Director, President, Dura Technologies

         Charles W. Prettyman                                         421,483             300,055            $13.69
         Senior Vice President, Clinical
         Development and Regulatory Affairs

         Julia Brown                                                  383,262             222,021            $18.70
         Executive Vice President

         Mitchell R. Woodbury                                         327,692             222,692            $17.50
         Senior Vice President, General Counsel
         and Secretary

         All current non-employee directors who are not               561,000(1)          561,000(1)         $12.93
         executive officers as a group (6 persons)

         All current executive officers as a group                  4,105,198           2,823,238            $16.41
          (8 persons)

         All employees who are not                                  6,268,509           3,819,142            $16.97
         executive officers as a group

-------------------

(1) Includes an option to purchase 100,000 shares of Common Stock granted to Life Science Advisors, of which Mr. Cook is a principal, pursuant to a consulting arrangement between Life Science Advisors and the Company. See "Executive Compensation and Other Information -- Director Compensation."

     In accordance with the provisions of the Option Plan, the Company has effected selected cancellation and regrant programs for its employees during the last two years. The column entitled "Total Number of Options Granted" shown in the above table reflects all options granted under the Option Plan to the respective individuals or groups, without giving effect to the cancellation of the underlying options. Each cancellation/regrant program required the surrender and cancellation of the underlying option in exchange for the optionee receiving a new option. The column entitled "Net Number of Options Held After Cancellations/Regrants" reflects the actual number of options granted to each individual or group after cancellation of the underlying option which is no longer outstanding.

     The terms of each cancellation/regrant program detailed below consisted of (i) the cancellation of the underlying option in exchange for (ii) a new option for the SAME NUMBER of shares (with the exception of the November 1998 program described below) with (iii) a new exercise price which constituted the fair market value of the Common Stock on the new grant date where (iv) vesting of the underlying option was forfeited and (v) the replacement option vests over a new four-year period commencing on the new grant date and (vi) the option remains valid for a new 10-year term.

     On April 25, 1997, the Company implemented an option cancellation/regrant program for all current employees, including executive officers, who held stock options granted during the period from August 22, 1996 through April 24, 1997. Regranted options had a new exercise price of $25.00 per share. The options cancelled and regranted pursuant to this program were as follows: Mr. Garner, 150,000 shares; Dr. Kabakoff, 20,000 shares; Mr. Prettyman, 35,000 shares; Ms. Brown, 40,000 shares, Mr. Woodbury, 30,000 shares; all current executive officers as a group, 285,000 shares; all employees who are not executive officers as a group, 469,350 shares; total number of options cancelled and regranted, 754,350 shares.

     On February 25, 1998 the Company implemented an option cancellation/regrant program for all employees, excluding all officers of the Company, who held stock options granted during the period from April 28, 1997 through February 24, 1998. Regranted options had a new exercise price of $23.94 per share. A total of 440,001 options were cancelled and regranted under this program. On October 7, 1998, the Company implemented a similar program for the same group of employees who held stock options granted from June 23, 1995 through October 7, 1998. Regranted options had a new exercise price of $8.88 per share. A total of 955,906 options were cancelled and regranted pursuant to this program. No executive officer was eligible for, or participated in, either the February 1998 or October 1998 cancellation/regrant programs.

     On November 9, 1998, the Company implemented an option cancellation/regrant program for all officers who held stock options with an exercise price greater than $10.31 per share, the fair market value of the Common Stock on November 9, 1998. The number of new options granted was subject to a reduction by a ratio of 1.3 options forfeited for each 1 new option granted. An aggregate of 287,762 options were forfeited and not regranted pursuant to this program. The options cancelled and regranted pursuant to this program were as follows: Mr. Garner, 287,275 cancelled, 220,980 granted; Dr. Kabakoff, 290,000 cancelled, 223,077 granted; Mr. Prettyman, 86,428 cancelled, 66,483 granted; Ms. Brown, 121,241 cancelled, 93,262 granted, Mr. Woodbury, 75,000 cancelled, 57,692 granted; all current executive officers as a group, 1,246,960 cancelled, 959,198 granted; all employees who are not executive officers as a group, 584,110 cancelled, 496,316 granted; total number of options cancelled, 1,831,070, total regranted, 1,408,514 shares.

     The Compensation Committee determined that the November 1998 program was necessary because equity incentives are a significant component of the total compensation for each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Common Stock had fallen and did not necessarily reflect the progress made by the Company in financing operations, product acquisitions, research and development programs and collaborative programs. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock at the then current market price. The program, and the "reduction ratio" of 1.3 to 1, was recommended by and implemented after consultation with a nationally-recognized executive management compensation firm.

     The "Weighted Average Exercise Price for Total Options Granted" shown in the above table is calculated based on all options granted since inception of the Option Plan, irrespective of cancellations which were effected pursuant to the option cancellation/regrant programs discussed above.

     See the discussion concerning the April 1997 and November 1998 option cancellation/regrant programs contained in "Executive Compensation and Other Information -- Ten-Year Information Regarding Repricing, Cancellation and Regrant of Options" and "Board Compensation Committee Report on Executive Compensation -- Compensation Committee Report on 1998 Cancellation and Regrant of Options."

     As of February 28, 1999, options covering 4,107,360 shares of Common Stock were outstanding under the Option Plan, 1,148,748 shares remained available for future option grants and 3,351,252 shares have been issued pursuant to the exercise of outstanding options under the Option Plan.

NEW BENEFITS UNDER THE OPTION PLAN

     Effective as of the Annual Meeting, the amendment will increase the number of shares authorized for issuance under the Option Plan by 1,500,000 shares to a total of 10,107,360 shares. No option for any of such 1,500,000 shares will have been granted prior to the date of the Annual Meeting. However, if this Proposal is approved by the stockholders, then at the Annual Meeting, each of the individuals serving as a non-employee Board member will receive a one-time Automatic Grant for 15,000 shares under the Automatic Option Grant Program. Each option will have an exercise price equal to the fair market value per share of the Common Stock on such grant date and will be in substitution for the 8,000-share Automatic Grant which would otherwise be made to each continuing non-employee Board member at the Annual Meeting. Effective May 20, 1999, newly-appointed or newly-elected non-employee Board members will receive Automatic Grants for 15,000 shares, and commencing with the 2000 Annual Meeting, Automatic Grants to continuing non-employee Directors will be in the amount of 6,000 shares per year.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE OPTION PLAN

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve the amendment to the Option Plan. The Option Plan, as amended, will become effective immediately upon approval by the stockholders at the Annual Meeting.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
             VOTE FOR APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.





                                   PROPOSAL 3

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 1999. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the stockholders' best interest.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of shares of Common Stock represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE FOR THE RATIFICATION
                            OF DELOITTE & TOUCHE LLP
                    AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             PRINCIPAL STOCKHOLDERS

     The following are the only persons known by the Company to beneficially own more than five percent of the outstanding shares of its Common Stock as of January 31, 1999. Except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).



                                                     Number         Percentage
  Name and Address                                  of Shares        of Shares
  of Beneficial Owner                                 Owned         Outstanding
  -------------------                                 -----         -----------
  Safeco Corporation (1)                            2,928,300          6.64%
  Safeco Plaza
  Seattle, WA  98185

  Crabbe Huson Group, Inc. (2)                      2,269,500          5.15%
  121 SW Morrison, Suite  1400
  Portland, OR  97204

-------------------

(1) Pursuant to Amendment No. 2 to Schedule 13G dated February 11, 1999 filed by Safeco Common Stock Trust, Safeco Asset Management Company ("Safeco Asset") and Safeco Corporation ("Safeco Corp."). Safeco Asset is a subsidiary and Safeco Corp. is a parent holding company. Safeco Asset is an investment adviser and reported shares owned beneficially by registered investment companies for which Safeco Asset serves as investment adviser.
(2)  Pursuant to Form 13F dated February 16, 1999.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of January 31, 1999 by each director and nominee, by the Company's Chairman and Chief Executive Officer and by the directors and executive officers as a group. Options shown in the table were granted pursuant to the Company's Option Plan and represent the shares issuable upon exercise of outstanding options, now exercisable or exercisable within 60 days of January 31, 1999. The address for each beneficial owner listed below is 7475 Lusk Blvd., San Diego, California 92121. Except as indicated in the footnote to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).


                                                                Number
                                            Number             of Shares           Percentage
                                           of Shares           Underlying           of Shares
 Name                                       Owned           Options/Warrants       Outstanding
 ----                                       -----           ----------------       -----------
James C. Blair                              14,900            256,000 (1)               *

Herbert J. Conrad                                0             34,000                   *

Joseph C. Cook, Jr                          26,999             46,000                   *

David F. Hale                                    0             26,000                   *

Gordon V. Ramseier                               0             58,000                   *

Charles G. Smith                             9,000             54,000                   *

Cam L. Garner                               30,734            103,050                   *

David S. Kabakoff                            3,593             24,216                   *

Charles W. Prettyman                             0             15,896                   *

Julia Brown                                 17,726             34,001                   *

Mitchell R. Woodbury                         2,032             44,342                   *

Directors and executive officers           108,834            767,797                 1.95%
as a group (14 persons)

-------------------

*Less than 1%
(1) Includes 240,000 shares of Common Stock which may be acquired upon the exercise of Series S Warrants, now exercisable or exercisable within 60 days, held by Domain Partners III, LP and DP III Associates, LP. Dr. Blair is one of several general partners of (a) the sole general partner of Domain Partners III, LP and (b) the sole general partner of DP III Associates, LP. Dr. Blair disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein, and/or that are not actually distributed to him.

                               EXECUTIVE OFFICERS

     The Company's executive officers are:


     Name                            Age       Position Held With the Company
     ----                            ---       ------------------------------
     Cam L. Garner                   50        Chairman, Chief Executive Officer and director

     Robert S. Whitehead             49        President

     David S. Kabakoff               51        President, Dura Technologies and director

     Julia Brown                     51        Executive Vice President

     Michael T. Borer                40        Senior Vice President and Chief Financial Officer

     Lloyd E. Flanders               58        Senior Vice President, Program Management
                                               and R&D Planning

     Charles W. Prettyman            53        Senior Vice President, Clinical Development
                                               and Regulatory Affairs

     Mitchell R. Woodbury            57        Senior Vice President, General Counsel and
                                               Secretary

     MR. GARNER and DR. KABAKOFF are directors of the Company. See "Election of Directors" for a discussion of each individual's business experience.

     ROBERT S. WHITEHEAD joined the Company in 1998 as President. Prior to joining the Company, Mr. Whitehead served as Chairman and Chief Executive Officer of Trega. He joined Trega in 1993 as President and Chief Executive Officer and was named Chairman in 1998. From 1992 to 1993, Mr. Whitehead was Senior Vice President, Commercial Operations, of Solvay Pharmaceuticals. He was previously with Searle Pharmaceuticals from 1979 to 1992, during which period he held several positions, including President and General Manager, Searle Canada. Mr. Whitehead served as a director of Spiros Corp. II in 1998. He also served as a director of Spiros Corp. and its predecessor from 1993 through 1997.

     JULIA BROWN joined the Company in 1995 as Vice President, Business Planning and shortly thereafter became Vice President, Business Development. She was named a Senior Vice President in 1997 and Executive Vice President in 1998. Prior to joining the Company, Ms. Brown spent over 25 years with Lilly and certain subsidiaries dealing with pharmaceuticals, medical devices and diagnostics. From 1992 to 1994, she was general manager of IVAC Corporation's Vital Signs Division. From 1986 to 1992, Ms. Brown held several marketing positions with Hybritech, including Division Vice President of Marketing.

     MICHAEL T. BORER joined the Company in 1994 as Director of Finance and became Senior Director, Finance in 1996. He served as General Manager of the Company's Health Script division from 1996 to 1998, when he was then named Senior Vice President and Chief Financial Officer of the Company. From 1993 to 1994, he was Project Leader with San Diego Gas & Electric. From 1981 to 1993, he held various positions, the last of which was Senior Manager, with the accounting firm of Deloitte & Touche LLP.

     LLOYD E. FLANDERS, PH.D., joined the Company in 1998 as Senior Vice President, Program Management and R&D Planning. Prior to joining the Company, Dr. Flanders served as Senior Vice President, Preclinical Development and R&D Administration at Ligand Pharmaceuticals Inc. from 1992 to 1998. From 1985 until 1992, he was employed by the Parke-Davis Division of Warner-Lambert Company as Director, Research Planning and then Vice President, Drug Development. From 1971 to 1985, Dr. Flanders worked at Searle R&D in a number of capacities, including Director of Project Management.

     CHARLES W. PRETTYMAN joined the Company in 1991 as Vice President, Clinical Development and Regulatory Affairs and was named a Senior Vice President in 1996. Prior to joining the Company, Mr. Prettyman served as Vice President, Regulatory Affairs and Compliance at The Purdue Frederick Company, a privately held pharmaceutical company, from 1988 to 1991. In 1988, Mr. Prettyman served as Executive Director, Drug Regulatory Affairs, Central Nervous System Development at Ciba-Geigy Pharmaceuticals. From 1977 until 1987, Mr. Prettyman held various positions with the United States Food and Drug Administration, including Director, Program Management, Office of the Commissioner.

     MITCHELL R. WOODBURY joined the Company in 1994 as Vice President, General Counsel and Secretary and was named a Senior Vice President in 1997. Prior to joining the Company, Mr. Woodbury served as Vice President, General Counsel and Secretary at Advanced Tissue Sciences, Inc., a biomedical company from 1992 to 1994. From 1991 until 1992, Mr. Woodbury served as Senior Vice President and General Counsel of Intermark, Inc., a publicly held operating/holding company. He was elected Vice President and Corporate Counsel of Intermark in 1980 and had served as Corporate Secretary from 1981 through 1992.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996. Dr. Kabakoff joined the Company in May 1996 and Ms. Brown became an executive officer of the Company in January 1997.

                                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                    Annual Compensation                  Compensation Awards
                                       --------------------------------------------  ----------------------------
                                                                                        Total
                                                                                        Number      Net Number
                                                                                          of        of Options
                                                                          Other       Securities    Held After          All
Name and                                                                  Annual      Underlying   Cancellations/      Other
Principal Position              Year         Salary          Bonus     Compensation  Options/SARs    Regrants      Compensation
------------------              ----         ------          -----     ------------  ------------    --------      ------------
Cam L. Garner                   1998        $408,846       $230,000         $--        220,980       220,980          $99,910
     Chairman and               1997        $395,000       $475,000         $--        275,000          0             $31,540
     Chief Executive Officer    1996        $345,000       $610,000         $--        170,000         7,725          $21,093

David S. Kabakoff               1998        $271,923       $ 70,000         $--        223,077       223,077          $10,698
     President, Dura            1997        $265,000          (1)           $--         60,000          0             $10,406
     Technologies               1996        $170,000       $105,000         $--        250,000          0             $ 3,466

Charles W. Prettyman            1998        $214,332       $ 50,000         $--         66,483        66,483          $   0
     Senior Vice President,     1997        $190,000          (1)           $--         65,000         2,057          $   0
     Clinical Development and   1996        $180,000       $190,000         $--         55,000         8,040          $   0
     Regulatory Affairs

Julia Brown                     1998        $185,577       $ 70,000         $--        103,262         93,262         $24,069
     Executive Vice President   1997        $170,000       $150,000         $--         80,000          0             $12,157

Mitchell R. Woodbury            1998        $175,192       $ 65,000         $--         57,692        57,692          $17,386
     Senior Vice President,     1997        $170,000       $135,000         $--         65,000          0             $ 7,356
     General Counsel and        1996        $150,000       $135,000         $--         40,000          0             $ 1,445
     Secretary

-------------------

(1) Bonuses were paid in November 1997 by Spiros Corp., a separate company, to Dr. Kabakoff and Mr. Prettyman in the amounts of $150,000 and $140,000, respectively. Dura exercised its purchase option to acquire all of the callable common stock of Spiros Corp. in December 1997.

     Bonus amounts shown in the table include amounts deferred under the Company's 401(k) Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the IRS Code and the Company's Deferred Compensation Plan (the "Deferred Comp. Plan"). Perquisites and other personal benefits paid to the Named Executive Officers are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonus for the Named Executive Officer, and such amounts paid, if any, are represented in the table by "--".

     The "Total Number of Securities Underlying Options/SARs" shown in the table includes all options granted under the Option Plan in each year without giving effect to the cancellation/regrant programs described in "Proposal 2, Approval of Amendment to the Company's 1992 Stock Option Plan, Outstanding Option Grants Under the Option Plan." Each cancellation/regrant program required the surrender and cancellation of the underlying option in exchange for the regranted option. The column entitled "Net Number of Options Held After Cancellations/Regrants" reflects the actual number of options granted to each individual or group after cancellation of the underlying option which is no longer outstanding and after giving effect to the reduction in new options received which was required by the November 1998 program discussed in the next paragraph.

     Options which were cancelled and regranted pursuant to the April 1997 program were as follows: Mr. Garner, 150,000 shares; Dr. Kabakoff, 20,000 shares; Mr. Prettyman, 35,000 shares; Ms. Brown, 40,000 shares, Mr. Woodbury,

30,000 shares. The November 1998 cancellation/regrant program required a reduction in the number of new options granted by a ratio of 1.3 options forfeited for each 1 new option granted. Options which were cancelled and regranted pursuant to the November 1998 program were as follows: Mr. Garner, 287,275 cancelled, 220,980 granted; Dr. Kabakoff, 290,000 cancelled, 223,077 granted; Mr. Prettyman, 86,428 cancelled, 66,483 granted; Ms. Brown, 121,241 cancelled, 93,262 granted, Mr. Woodbury, 75,000 cancelled, 57,692 granted. Options originally granted in 1995, 1996 and 1997 were among those which were cancelled and regranted in the November 1998 program. Other than the cancelled and regranted options, there were no additional options granted in 1998 to the Named Executive Officers.

     See the discussion concerning the April 1997 and November 1998 option cancellation/regrant programs contained in Proposal 2 above and in "Executive Compensation and Other Information -- Ten-Year Information Regarding Repricing, Cancellation and Regrant of Options" and "Board Compensation Committee Report on Executive Compensation -- Compensation Committee Report on 1998 Cancellation and Regrant of Options."

     All Other Compensation includes: (1) contributions made by the Company pursuant to the 401(k) Plan which were earned by the participants for the 1998, 1997 and 1996 fiscal years, respectively, and which were used to purchase shares of the Company's Common Stock as follows: Mr. Garner $5,400, $6,650 and $6,750; Dr. Kabakoff $5,400, $6,650 and $3,150; Ms. Brown $5,400,
$6,650 and n/a; and Mr. Woodbury $5,400, $6,650 and $6,750; and (2)
above-market interest earned by the participants on their Deferred Comp. Plan account for the 1998, 1997 and 1996 fiscal years, respectively, as follows:
Mr. Garner $47,277, $24,890 and $14,343; Dr. Kabakoff $6,626, $3,756 and
$316; Ms. Brown $24,069, $12,157 and n/a; and Mr. Woodbury $17,386, $7,356
and $1,445.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Option Plan to the Named Executive Officers. No stock appreciation rights ("SARs") were granted under the Option Plan to the Named Executive Officers in fiscal year ended December 31, 1998.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
-------------------------------------------------------------------------------------------          Potential Realizable
                            Number of        Percent of                                                Value at Assumed
                            Securities         Total                                                 Annual Rates of Stock
                            Underlying      Options/SARs                                            Price Appreciation for
                             Options/        Granted to       Exercise or                                 Option Term
                               SARs         Employees in      Base Price       Expiration       ------------------------------
         Name                Granted        Fiscal Year        ($/Share)          Date                5%                10%
---------------------     --------------  ----------------  ---------------  --------------     ------------------------------
 Cam L. Garner               220,980           5.40%            $10.31           11-9-08          $1,432,813        $3,631,030

 David S. Kabakoff           223,077           5.45%            $10.31           11-9-08          $1,446,410        $3,665,486

 Charles W. Prettyman         66,483           1.62%            $10.31           11-9-08          $  431,069        $1,092,414

 Julia Brown                  93,262           2.28%            $10.31           11-9-08          $  604,720        $1,532,433

 Mitchell R. Woodbury         57,692           1.41%            $10.31           11-9-08          $  374,069        $  947,965


     All options shown in the table were granted pursuant to the November 1998 cancellation and regrant program, the terms of which required the optionee to surrender for cancellation 1.3 options for each 1 new option granted. An aggregate of 287,762 options were forfeited and not regranted pursuant to the November 1998 program. The "Percent of Total Options/SARs Granted to Employees in Fiscal Year" in the above table is calculated based on all options granted in the last fiscal year, irrespective of cancellations which were effected pursuant to the option cancellation/regrant programs discussed in Proposal 2 above. Other than the cancelled and regranted options, there were no additional options granted in 1998 to the Named Executive Officers. See also "Executive Compensation and Other Information -- Ten-Year Information Regarding

Repricing, Cancellation and Regrant of Options" and "Board Compensation Committee Report on Executive Compensation -- Compensation Committee Report on 1998 Cancellation and Regrant of Options."

     Each option becomes exercisable ratably over a four-year period and has a term of ten years from the date of grant, November 9, 1998. The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the option was granted. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board of Directors. The Option Plan provides for acceleration of outstanding options in the event of certain corporate transactions, including a merger, sale, or change of control.

     There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.


OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options pursuant to the Option Plan during the fiscal year ended December 31, 1998 and unexercised options held as of the end of the fiscal year. Value is defined as market price of the Company's Common Stock at fiscal year end less exercise price. The market price of the Company's Common Stock at December 31, 1998 was $15.19.


                                    AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     Number of Securities                 Value of Unexercised
                                                                    Underlying Unexercised                    in-the-Money
                                Shares                                  Options/SARs at                    Options/SARs at
                               Acquired                                December 31, 1998                  December 31, 1998
                                 Upon           Value            ------------------------------    ------------------------------
           Name                Exercise        Realized          Exercisable      Unexercisable    Exercisable      Unexercisable
           ----                --------        --------          -----------      -------------    -----------      -------------
Cam L. Garner                    4,643         $ 88,797            83,128           219,874          $540,550        $1,049,133

David S. Kabakoff                  0               0                7,939           215,138          $ 38,742        $1,049,873

Charles W. Prettyman               0               0               10,266            64,117          $ 85,194        $  312,891

Julia Brown                     14,486         $184,179            24,729            91,023          $181,482        $  447,259

Mitchell R. Woodbury               0               0               37,113            62,899          $221,897        $  285,277

DIRECTOR COMPENSATION

     The Company does not presently pay fees to its directors, other than reimbursement for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, each non-employee director is entitled to receive options under the Option Plan in connection with his service on the Board of Directors. The Company is re-evaluating its compensation program for Directors, and in anticipation of certain changes, has adopted amendments to the Option Plan, subject to stockholder approval, which are set forth in "Proposal 2, Approval of Amendment to the Company's 1992 Stock Option Plan." If the amendments are approved, the Automatic Grant of a non-qualified stock option to be received by newly-appointed non-employee Directors would be decreased from 30,000 shares to 15,000 shares effective May 20, 1999. In addition, the Automatic Grant to be received by each person who (i)(A) is a continuing non-employee director or (B) is re-elected at an annual meeting, and (ii) has served as a non-employee director for the immediately preceding 180 days, would be decreased from 8,000 shares to 6,000 shares, effective with the 2000 Annual Meeting. Lastly, a special one-time Automatic Grant for 15,000 shares would be made on May 20, 1999 to each individual serving as a non-employee Board member on that date, with such grant to be in substitution for the 8,000-share Automatic Grant which would otherwise be made at the 1999 Annual Meeting. The exercise price for the option is the fair market value of the Common Stock on the date of grant and each option has a term of 10 years. Automatic Grants are granted in tandem with limited stock appreciation rights which become effective in the event of a Hostile Takeover, as defined in the Option Plan.

     The Company entered into a one-year Consulting Agreement with Mr. Conrad in April 1995, pursuant to which Mr. Conrad provides certain consulting services to the Company related to marketing and licensing strategies, and for which Mr. Conrad receives compensation of $1,000 per month, plus reimbursement of out-of-pocket expenses. Such agreement has been extended for subsequent periods and currently expires May 1999.

     The Company engaged Life Science Advisors, LLC, of which Mr. Cook is a principal, in May 1995 to provide certain strategic consulting services on a limited basis, for which it received compensation during the 1998 fiscal year of $31,853, plus reimbursement of out-of-pocket expenses.

TEN-YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS

     As discussed in "Board Compensation Committee Report on Executive Compensation -- Compensation Committee Report on 1998 Cancellation and Regrant of Options," during the last fiscal year the Company implemented an option cancellation/regrant program for officers holding stock options at exercise prices greater than $10.31 per share. At each individual's election, options then outstanding with an exercise price greater than $10.31 per share were cancelled in exchange for options with an exercise price of $10.31 per share, the fair market value of the Common Stock on November 9, 1998, the date the program was effected. The number of new options granted was subject to reduction by a ratio of 1 new option issued for each 1.3 options forfeited. Vesting on the underlying option was forfeited and the replacement option vests over a new four-year period, commencing November 9, 1998, and remains valid for a ten-year term. Options originally granted in 1995, 1996 and 1997 were among those which were cancelled and regranted.

     The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation for each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Common Stock had fallen and did not necessarily reflect the progress made by the Company in financing operations, product acquisitions, research and development programs and collaborative programs. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock at the then current market price. The program, and the "reduction ratio" of 1.3 to 1, was recommended by and implemented after consultation with a nationally-recognized executive management compensation firm.

     On April 25, 1997, the Company implemented a similar option cancellation/regrant program for all current employees, including executive officers, who held stock options granted during the period from August 22, 1996 through April 24, 1997. For each option cancelled, a new option for the same number of shares was regranted at an exercise price of $25.00 per share, the fair market value of the Common Stock on the new grant date. Vesting on the underlying option was forfeited and the replacement option vests over a new four-year period, commencing on the new grant date, and the option remains valid for a ten-year term.

     The following table sets forth information with respect to each executive officer of the Company who held an option which was subject to an option repricing program during the last ten fiscal years ended December 31, 1998. The table details his or her participation in the Company's option cancellation/regrant programs which were effected April 25, 1997 and November 9, 1998.

                                                TEN-YEAR OPTION/SAR REPRICINGS
                                                             1998

                                                                                                                    Length of
                                                                                                                    Original
                                        Number of        Net                                                         Option
                                       Securities     Number of     Market Price                                      Term
                                       Underlying    Replacement    of Stock at    Exercise Price                  Remaining
                                      Options/SARs     Options        Time of        at Time of          New       at Date of
                                       Repriced or    Issued (#)    Repricing or    Repricing or      Exercise    Repricing or
          Name               Date      Amended (#)       (1)       Amendment ($)    Amendment ($)     Price ($)     Amendment
          ----               ----      -----------    ----------   -------------    -------------     ---------   ------------
Michael T. Borer           4-25-97      8,718 (2)        8,718           $25.00          $37.63          $25.00      9 1/2 years
Senior Vice President      11-9-98      2,000            1,538           $10.31          $26.00          $10.31      7 1/2 years
and Chief Financial        11-9-98      6,298            4,845           $10.31          $26.88          $10.31      7 1/2 years
Officer                    11-9-98      8,718 (2)        6,706           $10.31          $25.00          $10.31      8 1/2 years
                           11-9-98     30,000           23,077           $10.31          $44.88          $10.31          9 years
                           11-9-98     10,000            7,692           $10.31          $43.25          $10.31          9 years

Julia Brown                4-25-97     40,000 (2)       40,000           $25.00          $37.63          $25.00      9 1/2 years
Executive Vice President   11-9-98     31,241           24,032           $10.31          $13.94          $10.31          7 years
                           11-9-98     40,000 (2)       30,769           $10.31          $25.00          $10.31      8 1/2 years
                           11-9-98     40,000           30,769           $10.31          $44.88          $10.31          9 years
                           11-9-98     10,000            7,692           $10.31          $17.63          $10.31      9 3/4 years

Lloyd E. Flanders          11-9-98     80,000           61,538           $10.31          $21.68          $10.31      9 1/2 years
Sr V.P., Program Mgmt
and R&D Planning

Cam L. Garner              4-25-97    150,000 (2)      150,000           $25.00          $37.63          $25.00      9 1/2 years
Chairman and               11-9-98     12,275            9,442           $10.31          $19.38          $10.31      7 1/4 years
Chief Executive Officer    11-9-98    150,000 (2)      115,385           $10.31          $25.00          $10.31      8 1/2 years
                           11-9-98    125,000           96,153           $10.31          $44.88          $10.31          9 years

David S. Kabakoff          4-25-97     20,000 (2)       20,000           $25.00          $37.63          $25.00      9 1/2 years
President, Dura            11-9-98    230,000          176,923           $10.31          $29.63          $10.31      7 1/2 years
Technologies               11-9-98     20,000 (2)       15,385           $10.31          $25.00          $10.31      8 1/2 years
                           11-9-98     40,000           30,769           $10.31          $44.88          $10.31          9 years

Charles W. Prettyman       4-25-97     35,000 (2)       35,000           $25.00          $37.63          $25.00      9 1/2 years
Senior Vice President,     11-9-98     11,525            8,865           $10.31          $13.94          $10.31          7 years
Clinical Development and   11-9-98     11,960            9,200           $10.31          $19.38          $10.31      7 1/4 years
Regulatory Affairs         11-9-98     32,943 (2)       25,341           $10.31          $25.00          $10.31      8 1/2 years
                           11-9-98     30,000           23,077           $10.31          $44.88          $10.31          9 years

Robert S. Whitehead,       11-9-98    250,000          192,308           $10.31          $21.94          $10.31      9 1/2 years
President

Mitchell R. Woodbury       4-25-97     30,000 (2)       30,000           $25.00          $37.63          $25.00      9 1/2 years
Senior Vice President,     11-9-98     10,000            7,692           $10.31          $19.38          $10.31      7 1/4 years
General Counsel &          11-9-98     30,000 (2)       23,077           $10.31          $25.00          $10.31      8 1/2 years
Corporate Secretary        11-9-98     35,000           26,923           $10.31          $44.88          $10.31          9 years

-------------------

(1) The November 9, 1998 cancellation/regrant program required the participant to forfeit 1.3 options for each 1 new replacement option issued.
(2) The options issued in the April 25, 1997 cancellation/regrant program were cancelled and regranted in the November 9, 1998 cancellation/regrant program. Only the November 9, 1998 option is currently outstanding.

     An aggregate of 285,000 options granted to the executive officers were cancelled and regranted under the April 1997 program. An aggregate of 1,246,960 options were cancelled and 959,198 options were reissued (resulting in 287,762 options being forfeited and not reissued) to the executive officers under the November 1998 program. The option cancellation/regrant programs were conducted in accordance with the terms and conditions of the Option Plan.

     See also "Proposal 2, Approval of Amendment to the Company's 1992 Stock Option Plan--Outstanding Option Grants Under the Option Plan.

EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In May 1990, the Company entered into an employment agreement with Mr. Garner pursuant to which he was employed as President and Chief Executive Officer. He currently serves as Chairman and CEO. The current employment term ends May 31, 2000 and will automatically renew for successive one-year periods, unless either Mr. Garner or the Company elect otherwise. The agreement allows for termination of employment upon Mr. Garner's death or disability and for cause or without cause upon sixty days' written notice. During the employment term, Mr. Garner will receive an annual base salary (currently $460,000) subject to increase by the Company's Board of Directors annually, with a minimum increase of at least 5%. In the event of termination of employment by the Company without cause, the Company is obligated to pay Mr. Garner six months' base salary. Mr. Garner is entitled to nine months' base salary if there has been a change of control of the Company and he is terminated without cause, or following: (i) a change in position with the Company that materially reduces Mr. Garner's level of responsibility; (ii) a 10% or more reduction of Mr. Garner's compensation; or (iii) a change in Mr. Garner's place of employment to more than 20 miles from the Company's current facility in San Diego, California, unless Mr. Garner otherwise agrees in writing.

     In May 1996, Dr. Kabakoff entered into an employment agreement with the Company upon substantially the same terms and conditions as described above for Mr. Garner. The current employment term ends April 30, 2000 and will automatically renew for successive one-year terms. Dr. Kabakoff's current annual base salary is $295,000 and is subject to annual review and increase at the sole discretion of the Board of Directors.

     "Proposal 2, Approval of Amendment to the Company's 1992 Stock Option Plan," contains a summary of the material terms and provisions of the Option Plan, pursuant to which, under certain circumstances, the exercisability of certain options granted to Named Executive Officers is accelerated in the event of certain corporate transactions, changes of control and changes in the composition of the Board of Directors. In addition, as described in the Option Plan summary, in the event of certain changes of control, certain options granted to Named Executive Officers may be, to the extent exercisable and outstanding for at least six months, automatically cancelled in return for a payment to the optionee equal to the difference between the market price of the optioned shares (or the highest tender price, if applicable), less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1998, Dr. Blair and Messrs. Conrad and Hale served as the members of the Company's Compensation Committee. The Company has no insider relationships reportable pursuant to this item.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          GENERAL COMPENSATION POLICY. The fundamental policy of the Company is to offer the executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,
     (ii) annual variable performance awards payable in cash and tied to the achievement of financial and individual performance goals established by management and approved by the Board of Directors, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

          FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years; all compensation decisions will be designed to further the general compensation policy indicated above.

- BASE SALARY. The base salary for each officer is set on the basis of personal performance and the salary levels in effect for comparable positions at similarly situated biopharmaceutical and biomedical companies headquartered in the same geographical region as the Company. This group of companies is believed to be more relevant for establishing compensation, and is therefore not the same as the "peer group" of companies referred to in the Performance Graph included in this Proxy Statement which displays comparative total stockholder returns. As a general rule, we focus on the mid-range of compensation for comparable positions at such similarly situated companies in establishing base salary amounts for the Company's executive officers. See "Executive Compensation and Other Information -- Employment Contracts, Severance Agreements and Change of Control Arrangements" and "Certain Relationships and Related Transactions - Transactions with Management and Others" regarding the employment agreements in effect between the Company and each Dr. Kabakoff and Mr. Whitehead.

- ANNUAL INCENTIVE COMPENSATION. Annual bonuses may be earned by each executive officer on the basis of the Company's and each officer's achievement of corporate and individual performance targets, respectively, which we establish at the beginning of the fiscal year. We do not assign a defined weight to each component of the incentive compensation opportunity. For fiscal year 1998, while corporate financial performance targets were not achieved, the Compensation Committee believed that many of the factors which adversely impacted the Company's earnings per share results were unrelated to the performance of the Company's executive management team and that the management team successfully implemented significant initiatives designed to benefit the Company and its stockholders. Accordingly, the Compensation Committee approved the award of bonuses to executive management; however, in recognition of the reduction in the Company's year-over-year earnings per share results, such bonuses in the aggregate averaged less than 53% of the bonuses awarded at the end of the 1997 fiscal year. There is no fixed percentage of base salary utilized in calculating or setting annual incentive compensation targets.

          LONG-TERM INCENTIVE COMPENSATION. From time to time, the Compensation Committee grants stock options to certain of the Company's executive officers pursuant to the Option Plan. The grants are designed to consistently align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer's level of responsibilities, relative position in, and length of service with, the Company. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Accordingly, the option will provide a return to the executive officer only if the market price of the Common Stock appreciates over the option term. Other than the November 1998 option cancellation/regrant program discussed later in this report, there were no additional options granted in 1998 to the Named Executive Officers.

          CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, Mr. Garner, the Compensation Committee has sought to be competitive with other similarly situated companies in the industry as referred to above, while at the same time tying a significant percentage of such compensation to Company performance.

          Mr. Garner's 1998 base salary was established based on our evaluation of his personal performance and the objective of the Compensation Committee to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. See "Executive Compensation and Other Information -- Employment Contracts, Severance Agreements and Change of Control Arrangements" regarding the employment agreement in effect between the Company and Mr. Garner.

          Historically, much of Mr. Garner's bonus (with no specific weighting or other formula application) has been dependent upon a variety of Company performance factors including, but not limited to, financial performance, with no dollar guarantees. While the Company's performance in 1998 in terms of earnings per share significantly lagged such results for 1997, the Compensation Committee determined that Mr. Garner's performance and leadership in effecting a number of initiatives designed to achieve long-term Company success merited payment of a bonus. However, in recognition of the reduction in the Company's year-over-year earnings per share results, the bonus awarded to Mr. Garner in fiscal year 1998 was 48% of the bonus awarded in fiscal year 1997.

     Options granted to Mr. Garner are intended to place a significant portion of his total compensation at risk, since the options will have no value unless there is appreciation in the value of the Common Stock over the option term. Other than the November 1998 option cancellation/regrant program discussed later in this report, there were no additional options granted in 1998 to Mr. Garner.

     COMPENSATION COMMITTEE REPORT ON 1998 CANCELLATION AND REGRANT OF OPTIONS. During the 1998 fiscal year, the Compensation Committee determined that factors affecting the stock price of the Company unrelated to performance and accomplishments of the executive management team made it appropriate and necessary for the Company to implement a program to cancel and regrant certain options to purchase Common Stock held by the Company's executive officers. A cancellation/regrant program was implemented, whereby certain outstanding options were cancelled and new options were granted with a lower exercise price per share equal to the fair market price of the Common Stock on the regrant date. The number of new options granted was also subject to a reduction by a 1.3 to 1 ratio; that is, for every option regranted the recipient was required to forfeit and have cancelled 1.3 options. The program, and the "reduction ratio" of 1.3 to 1, was recommended by and implemented after consultation with a nationally-recognized executive management compensation firm.

     The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation of each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Common Stock had fallen and did not necessarily reflect the progress made by the Company in financing operations, product acquisitions, research and development programs and collaborative programs. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock at the then current market price.

     Accordingly, on November 9, 1998, the Compensation Committee approved the cancellation and regrant of any outstanding option with an exercise price greater than $10.31 per share held by the executive officers, at their individual election. Each optionee holding such an option had the opportunity to (i) elect to retain the old option or (ii) accept a new option with an exercise price of $10.31 per share, the fair market price of the Common Stock on that date, with a reduction in the number of new options granted by a ratio of 1.3 options cancelled for every 1 new option granted. Vesting on the underlying option was forfeited and the option was cancelled. The replacement option vests over a new four-year period and has a ten-year term.

     The Compensation Committee believes the regranted options and new vesting schedule strike an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they remain in the Company's employ and contribute to the Company's and its stockholders' financial success.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                            COMPENSATION COMMITTEE
                                                    JAMES C. BLAIR
                                                 HERBERT J. CONRAD
                                                     DAVID F. HALE

PERFORMANCE GRAPH

     The following graph compares total stockholder returns of the Company over the last five years to the Standard & Poor's 500 Index (the "S&P 500") and to a peer group comprised of the Pharmaceutical Companies in the S&P 500. The graph is constructed on the assumption that $100 was invested on December 31, 1993 in each (a) the Company's Common Stock, (b) the S&P 500, and (c) the Pharmaceutical Companies in the S&P 500, and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The Pharmaceutical Companies in the S&P 500 consist of the following pharmaceutical companies: Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corp. and Upjohn Co. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                   Dura         S & P 500     S & P Pharmaceutical Companies
     12/31/93     59.18367     113.4666375         74.43925062
      6/30/94     85.71429     108.0712253         68.15506418
     12/31/94    118.3673      111.7200613         83.60825247
      6/30/95    153.551       132.5135615        102.8566709
     12/31/95    283.6735      149.8285047        137.3055885
      6/30/96    457.1429      163.1345934        148.2789002
     12/31/96    779.5918      180.189253         175.2670672
      6/30/97    651.102       215.3153811        228.0441992
     12/31/97    749.0612      236.0626627        264.3800247
      6/30/98    365.3061      275.8130823        337.205859
     12/31/98    247.9673      299.0172468        398.962323



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     See "Executive Compensation and Other Information -- Employment Contracts, Severance Agreements and Change of Control Arrangements" for a discussion of the employment agreements between the Company and each Mr. Garner and Dr. Kabakoff. In June 1998, Mr. Whitehead entered into an employment agreement with the Company upon substantially the same terms and conditions as those agreements in place with Mr. Garner and Dr. Kabakoff. The current employment term ends July 2000, subject to automatic renewals for a one-year term. Mr. Whitehead's current annual base salary is $295,000 and is subject to annual review and increase at the sole discretion of the Board of Directors.

     Officers and directors of the Company are indemnified pursuant to certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws to the fullest extent permitted under Delaware law, in addition to Indemnification Agreements in effect between the Company and its officers and directors.

CERTAIN BUSINESS RELATIONSHIPS

     Dr. Kabakoff currently serves as a director, Chairman, President and Chief Executive Officer, and Mr. Garner also serves as a director, of Spiros Corp. II, a separate company which has engaged the Company through various agreements to further develop certain products to which Spiros Corp. II has rights, for delivery through Spiros-Registered Trademark-, the Company's proprietary dry powder pulmonary drug delivery system. During 1998, the Company recorded contract revenues from Spiros Corp. II of $47,800,000.

     The Company has a purchase option which entitles it to purchase all, but not less than all, of the callable common stock of Spiros Corp. II. The purchase option is exercisable at any time before December 31, 2002 (which exercise period may be shortened or lengthened in certain circumstances). If the purchase option is exercised, the per share exercise price will be $24.01 through December 31, 1999, increasing on a quarterly basis to $45.95 per share through December 31, 2002. The purchase option exercise price may be paid in cash or shares of the Company's common stock, or any combination of the foregoing, at the Company's sole discretion. The Company has no legal obligation to exercise the purchase option. The Company owns all of the issued and outstanding special common stock of Spiros Corp. II, which confers certain voting and other rights, including the right to elect two directors of Spiros Corp. II. In addition, Dura holds an option to acquire Spiros Corp. II's exclusive rights for the use of the Spiros-Registered Trademark- system with albuterol and with a second product other than albuterol. The purchase price for these options is payable in cash.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1998 fiscal year, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.


                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, DURA PHARMACEUTICALS, INC., 7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121.


                              STOCKHOLDER PROPOSALS

     Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be January 20, 2000 (120 days prior to May 20, 2000). Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the Bylaws of the Company. In addition, the proxy solicited by the Board of Directors for the next year's Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than January 20, 2000.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in the interests of the Company in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                            By Order of the Board of Directors


                            /s/ MITCHELL R. WOODBURY

Dated:  April 16, 1999      MITCHELL R. WOODBURY
                            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                                    APPENDIX

                           DURA PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN
                      AS AMENDED AND RESTATED MARCH 3, 1999
                                  ARTICLE ONE

                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

          A. IMPLEMENTATION. This 1992 Stock Option Plan ("Plan") was implemented as of December 9, 1992 ("Effective Date"), to enable Dura Pharmaceuticals, Inc. ("Company") to grant options to the following eligible individuals ("Eligible Individuals") in order to attract them and to retain their services: (a) key employees (including officers and directors) of the Company or its subsidiaries or any parent corporation who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries, (b) non-employee members of the Board of Directors ("Board") of the Company or any of its subsidiaries, and (c) consultants and independent contractors who perform valuable services for the Company or its subsidiaries.

          B. SUCCESSOR PLAN. This Plan is a successor to the Company Stock Option Plan that was adopted by the Board in 1983 ("1983 Plan"). No further option grants (including, but not limited to automatic option grants) will be made under the 1983 Plan on and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on the Effective Date have been incorporated into this Plan and will be treated as outstanding options under this Plan. Each outstanding option so incorporated will continue to be governed solely by the express terms and conditions of the instruments evidencing such grant. No provision of this Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's Common Stock under the terms of the incorporated options.

II.      ADMINISTRATION OF THE PLAN

          A. COMMITTEE. The Plan will be administered by the Board of Directors or by a committee or committees appointed by the Board, and consisting of two or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

          B. SECTION 16(B) COMMITTEE. Notwithstanding any other provision of this Agreement, each grant of an option or other transaction between the Company and any Section 16 Insider shall be valid and enforceable only if approved by the Board of Directors or by a committee composed exclusively of two or more Non-Employee Directors. For this purpose, a "Section 16 Insider" shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act, and a Non-Employee Director shall have the meaning set forth in Rule 16b-3(b)(3).

          C. AUTHORITY. Any Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

III.     STOCK SUBJECT TO THE PLAN

          A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 10,107,360 shares, subject to adjustment from time to time in accordance with the provisions of this Section. To the extent one or more outstanding options under the 1983 Plan that have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option will reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

          B. EXPIRED OPTIONS. Should an outstanding option under this Plan (including any outstanding option under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation (or limited stock appreciation) rights provisions of this Plan will not be available for subsequent option grant under the Plan.

          C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan (including Common Stock issuable under an Automatic Option Grant) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, (iii) the maximum number and/or class of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights in any fiscal year or over the term of the Plan and (iv) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

                                  ARTICLE TWO

                           STANDARD OPTION PROVISIONS

I.       TERMS AND CONDITIONS OF OPTIONS

          A. COMMITTEE DISCRETION.

               (1) Except as provided under the Automatic Option Grant provisions of this Plan, the Committee will have full authority to determine which Eligible Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, whether the option is to be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to satisfy such requirements ("Non-Qualified Option"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

               (2) Notwithstanding any other provision of this Plan, no individual shall be granted stock options or separately exercisable stock appreciation rights for more than 400,000 shares in the aggregate in any fiscal year or for more than 1,500,000 shares in the aggregate over the lifetime of the Plan.

          B. TERM. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

          C. PRICE. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% percent of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 100% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of an agreed salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

          D. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

              (1) a promissory note authorized pursuant to Section IV of this Article; or

              (2) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

              (3) full payment through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option prices.

          For purposes of Subparagraphs (1) and (3) immediately above, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date will be the date on which written notice and actual payment is received by the Company.

          The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-qualified options outstanding under the 1983 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1983 Stock Option Plan.

          E. SHAREHOLDER RIGHTS. An option holder will have no shareholder rights with respect to any shares covered by an option (including an Automatic Option Grant) prior to the Exercise Date of the option, as defined in the immediately preceding Paragraph and in the Automatic Option Grant provisions of
Section II of Article Three of this Plan.

          F. SEPARATION FROM SERVICE. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries provided, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

          G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

             (1) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          (2) 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10%

Shareholder"), then the following special provisions will apply to the option granted to such individual:

               (i) The option price per share of the stock subject to such Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

               (ii) The option will not have a term in excess of 5 years from the date of grant.

          (3) PARENT AND SUBSIDIARY. For purposes of this Section, "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

          (4) EMPLOYEES. Incentive Options may only be granted to employees of the Company or its subsidiaries.

          H. FAIR MARKET VALUE. For all purposes under this Plan (including, but not limited to Automatic Option Grants) the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:

          (1) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

          (2) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (3) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value will be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

          I. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may be assigned in whole or in part during the

Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.      STOCK APPRECIATION RIGHTS

                  If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable over
(ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this Section may be made in shares of Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate.

III.     CORPORATE TRANSACTION/CHANGE OF CONTROL/HOSTILE TAKEOVER

          A. CORPORATE TRANSACTION. In the event of any of the following transactions ("Corporate Transaction"):

          (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

          (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company,

          (3) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such securities immediately prior to such merger, or

          (4) an acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding.

          B. HOSTILE TAKEOVER. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted, in tandem with their outstanding options, limited stock appreciation rights as described below. In addition all Automatic Option Grants under this Plan will be made in tandem with limited stock appreciation rights as described below.

          (1) Upon the occurrence of a Hostile Takeover, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

          (2) For purposes of the limited stock appreciation rights described above, the following definitions shall be in effect:

              (i) A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

              (ii) The Takeover Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an Incentive Option, the Takeover Price shall not exceed the clause (a) price per share.

          C. COMPANY RIGHTS. The grant of options (including Automatic Option Grants) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      LOANS OR GUARANTEE OF LOANS

                  The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option. Automatic Option
Grants will not be subject to these loan and loan guarantee provisions.

V.       CANCELLATION AND REGRANT OF OPTIONS

                  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article (including outstanding options under the 1983 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value of the Common Stock on the new grant date. Automatic Option Grants will not be subject to these cancellation and regrant provisions.

VI.      REPURCHASE RIGHTS

                  The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assigns) shall have the right, exercisable upon the optionee's separation from service with the Company and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of these repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares.

                               ARTICLE THREE

                      AUTOMATIC OPTION GRANT PROGRAM

                  The provisions of this Article Three reflect the amendments to the Automatic Option Grant Program authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting.

I.       GRANTS

        A. AUTOMATIC OPTION GRANTS. Non-employee members of the Board will automatically be granted Non-Qualified Options to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section III(D) of Article One of this Plan) on the dates and pursuant to the terms set forth below ("Automatic Option Grants").

        B. CONTINUING DIRECTORS. On the date of each Annual Stockholders Meeting, beginning with the Annual Meeting in calendar year 2000, each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 6,000 shares of Common Stock; provided, however, that an individual who has not served as a non-employee member of the Board for the immediately preceding 180 days will not receive such a grant.1

        C. NEW DIRECTORS. Each individual person who is first elected or appointed as a non-employee member of the Board on or after May 20, 1999 will receive, on the effective date of such initial election or appointment, an Automatic Option Grant to purchase 15,000 shares of Common Stock.2

        D. SPECIAL OPTION GRANT. Each individual serving as a non-employee Board member on May 20, 1999 shall receive at that time a one-time Automatic Option Grant for 15,000 shares. Such grant shall be in substitution for the Automatic Option Grant which would otherwise be made to such individual at the 1999 Annual Stockholders Meeting pursuant to the provisions of Section I(B) of this Article Three.

II.      TERMS

                  The terms applicable to each Automatic Option Grant will be as follows:

          A. PRICE. The option price per share will be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

-------------------
            (1) The reduction in the number of shares subject to this grant from 8,000 to 6,000 shares was authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting. If so approved, this change shall become effective as of the Annual Meeting in calendar year 2000.

            (2) The reduction in the number of shares subject to this grant from 30,000 to 15,000 shares was authorized by the Board on March 3, 1999, subject to stockholder approval at the 1999 Annual Meeting. If so approved, this change shall become effective on May 20, 1999.

         B. OPTION TERM. Each Automatic Option Grant will have a maximum term of 10 years measured from the automatic grant date.

         C. EXERCISABILITY. Each Automatic Option Grant will become exercisable for all Automatic Option Grant shares one (1) year after the automatic grant date, provided the optionee continues to serve as a Board member throughout that one (1)-year period.

         D. PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in one or more of the following alternative forms: cash, shares of Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as defined below), or pursuant to a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. For these purposes, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the notice.

        E. EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

          (1) Should the optionee cease to be a Board member for any reason (other than death) while holding one or more Automatic Option Grants, then the optionee will have 6 months following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases; provided however, that in no event may such an option be exercised after the expiration of its 10-year term.

          (2) Should the optionee die while holding one or more Automatic Option Grants, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution following optionee's death. Any such exercise must, however, occur before the earlier of (i) the expiration of the option's 10-year term, or (ii) 12 months after the date of the optionee's death.

         F. ACCELERATION. Automatic Option Grants will be subject to acceleration and termination in the event of a Corporate Transaction as described in Article Two, Section III(A) of this Plan.

        G. HOSTILE TAKEOVER. Automatic Option Grants will be granted in tandem with limited stock appreciation rights, as described in the Hostile Takeover provisions contained in Article Two, Section III(B) of this Plan.

                                 ARTICLE FOUR

                                 MISCELLANEOUS

I.       AMENDMENT OF THE PLAN

          A. GENERAL RULES. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may be made conditional on first having obtained stockholder approval if required by the Board or pursuant to any applicable laws or regulations.

          B. AUTOMATIC OPTION GRANTS. Amendment of the Automatic Option Grant provisions of this Plan is subject to the requirements outlined above. In addition, the Automatic Option Grant provisions of this Plan may not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code or rules thereunder.

          C. AMENDMENT OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to the Automatic Option Grant provisions of this Plan except to the extent necessary to conform to any amendment to this Plan.

II.      TAX WITHHOLDING

          A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

          B. STOCK WITHHOLDING. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income and employment withholding taxes ("Withholding Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Withholding Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III.     EFFECTIVE DATE AND TERM OF PLAN

          A. IMPLEMENTATION. This Plan, as successor to the Company's 1983 Stock Option Plan, became effective as of the Effective Date, and no further option grants shall be made under the 1983 Plan on or after the Effective Date of this Plan. The Plan was amended on March 3, 1999 (the "1999 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock available for issuance by an additional 1,500,000 shares, (ii) reduce the number of shares of Common Stock for which an Automatic Option Grant is to be made to a newly-elected or appointed non-employee Board member under Section I(C) of Article Three from 30,000 shares to 15,000 shares, effective May 20, 1999, (iii) reduce the number of shares of Common Stock for which an Automatic Option Grant is to be made on an annual basis to each continuing non-employee Board member under Section I(B) of Article Three from 8,000 shares to 6,000 shares, effective as of the calendar year 2000 Annual Stockholders Meeting, and (iv) effect a one-time Automatic Option Grant of 15,000 shares to each individual serving as a non-employee Board member on May 20, 1999 pursuant to Section I(D) of Article Three. The 1999 Amendment is subject to stockholder approval at the 1999 Annual Meeting, and no option grants made on the basis of the share increase authorized by that amendment shall become exercisable in whole or in part unless and until the 1999 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1999 Annual Meeting, then the 1,500,000 share increase shall not be implemented, and none of the revisions to the Automatic Option Grant Program under Article Three shall become effective. Subject to the foregoing limitations, options may be granted under the Plan at any time before the date fixed herein for the termination of the Plan.

          B. TERMINATION. Unless sooner terminated due to a Corporate Transaction or a Change in Control, the Plan will terminate upon the earlier of
(i) December 8, 2002, or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to exercise, surrender or cash-out of options. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those options.

          C. ADDITIONAL SHARES. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

IV.      USE OF PROCEEDS

          Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

V.       REGULATORY APPROVALS

          The implementation of the Plan, the granting of any option under the Plan, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

VI.      NO EMPLOYMENT/SERVICE RIGHTS

          Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                    PROXY

                          DURA PHARMACEUTICALS, INC.

                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mitchell R. Woodbury and Michael T. Borer, jointly and severally, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of Common Stock of Dura Pharmaceuticals, Inc. standing in the name of the undersigned, as designated on the other side, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders to be held May 20, 1999, or any postponements or adjournments thereof, and to vote in his or her discretion on such other business as may properly come before the Meeting and any adjournments thereof.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                           [DURA PHARMACEUTICALS LOGO]

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

                                                                                                       Please mark
                                                                                                       your votes as  /X/
                                                                                                       indicated in
                                                                                                       this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                          WITHHELD
                                  FOR     FOR ALL                                FOR  AGAINST   ABSTAIN
ITEM 1-ELECTION OF DIRECTORS      / /       / /        ITEM 2-APPROVAL OF        / /    / /       / /   Unless otherwise specified
       Nominees:                                       AMENDMENT TO 1992                                by the undersigned, this
       Herbert J. Conrad                               STOCK OPTION PLAN                                proxy will be voted FOR
       Gordon V. Ramseier                                                                               proposals 1, 2 and 3 and
       Charles G. Smith                                ITEM 3-RATIFICATION       / /    / /       / /   will be voted by the
                                                       OF DELOITTE & TOUCHE                             proxy-holder at his
                                                       LLP AS INDEPENDENT                               discretion as to any other
                                                       ACCOUNTANTS                                      matters properly transacted
                                                                                                        at the Meeting or any
WITHHELD FOR:  (write that nominee's name in the space                                                  adjournments thereof. To
provided below).                                                                                        vote in accordance with the
                                                                                                        Board of Directors'
--------------------------------------------------------                                                recommendations, just sign
                                                                                                        below, no boxes need to be
                                                                                                        checked.







Signature                                        Signature                                         Date
          --------------------------------------           --------------------------------------       ---------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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